UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bang Holdings Corp.

(Exact Name of Registrant in its Charter)

Colorado	2100	46-5707130
(State or other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Code)	Identification No.)

1766 Michigan Avenue

Miami Beach, FL 33139

(305) 600-2417

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, par value $0.0001 per share	1,857,050	$1.00	$1,857,050	$215.79
Warrants to purchase common stock, par value $0.0001 per share, issuable upon exercise of the Warrants	1,500,000	$0.35	$525,000	$61.01

Total Registration Fee	3,357,050		$2,382,050	$276.80

(1) This Registration Statement covers the resale by our selling shareholders up to (1) 1,857,050 shares of common stock previously issued to such selling shareholders and (2) 1,500,000 shares of common stock issuable upon exercise of outstanding warrants (“Warrants”) at an exercise price of $0.35 per share, that were issued in connection with a Securities Purchase Agreement by and between the Company and Platinum Partners Liquid Opportunity Master Fund LP on August 22, 2014.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $1.00 is a fixed price at which the selling security holders may sell their shares for the duration of the offering. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON BANG HOLDINGS, CORP.

BANG HOLDINGS, CORP.

3,357,050 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is not quoted on the Over-The-Counter Bulletin Board (“OTCBB”) and is not currently listed or quoted for trading on any national securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold by selling security holders at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: May 8, 2015

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Bang” “Company,” “we,” “us” and “our” refer to Bang Holdings Corp.

Overview

We were incorporated on May 13, 2014 under the laws of the state of Colorado. We, through our wholly-owned subsidiary Bang Vapor, Inc., are a development stage marketer of vaporizer pens and e-liquids for the vaporizer industry. The Company will sell vaporizers and will subscribe consumers to its e-liquid subscription service.

In April 2015, we completed a Regulation D and Regulation S Rule 506 offering in which we sold 107,050 shares of common stock to 43 investors, at a price per share of $0.50 per share for an aggregate offering price of $53,525.

On August 22, 2014, the Company entered into a Securities Purchase Agreement with Platinum Partners Liquid Opportunity Master Fund LP (“Platinum”) whereby the Company issued 1,000,000 shares of Common Stock to the Company at $0.35 per share for a purchase price of $350,000. In consideration for Platinum agreeing to purchase the 1,000,000 shares, the Company agreed to issue to Platinum share purchase warrants entitling Platinum the right to acquire 1,500,000 shares of the Company’s Common stock, at $0.35 per share. In October 2014, Platinum purchased the 10% Convertible Debenture for the aggregate amount of $500,000.

Where You Can Find Us

The Company’s principal executive office and mailing address is 1766 Michigan Avenue, Miami Beach, FL 33139. Our telephone number is 305-600-2417.

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Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The Offering

Common stock offered by selling security holders	1,857,050 shares of common stock, excluding the 1,500,000 shares issuable upon the exercise of the Warrants. This number represents 8.67% of our current outstanding common stock.

Common stock outstanding before the offering	21,407,050

Common stock outstanding after the offering	21,407,050

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $1.00 per share for the duration of the offering.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act (iii) or we decide at any time to terminate the registration of the shares at our sole discretion.

Trading Market	There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

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RISK FACTORS

The Securities offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any Shares. This Memorandum contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Memorandum.

Risks Related to Our Business

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

The Company was formed on May 13, 2014. Prior to that time, the Company had no operations upon which an evaluation of the Company and its prospects could be based. There can be no assurance that management of the Company will be successful in completing the Company’s business development with the marketing of vaporizer pens and e-liquids for the vaporizer industry to support operations at the levels called for by the Company’s business plan, devise a marketing plan to successfully reach customers or that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

Need for Financing

We largely depend on additional capital to implement our business plan and support our operations. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot assure you that we will be able to raise the working capital as needed on terms acceptable to us, if at all. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations.

If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

Adverse Effect to Your Interest upon Additional Financing

If we raise additional capital subsequent to this Offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

Dependence on Key Personnel

The Company will be dependent on its key executives, President and Chief Executive Officer, Steve Berke, Chief Financial Officer, Chief Operating Officer and Treasurer, Adam Mutchler, Chief Medical Officer, William Berke, M.D., and Chief Marketing Officer, Lee Molloy, for the foreseeable future. The loss of the services from Steve Berke, Adam Mutchler, William Berke and Lee Molloy could have a material adverse effect on the operations and prospects of the Company. Steve Berke is expected to handle all marketing and sales efforts and manage the operations. His responsibilities include developing and maintaining a customer base for the Company’s products and services, and formulating marketing materials to be used as part of ongoing marketing efforts designed to build customer demand for the Company’s products and services. The Officers and Directors have signed employment agreements with the Company’s wholly-owned subsidiary, Bang Vapor, Inc. The Company does not currently have “key man” life insurance on the directors and officers.

Competition

The industry in which the Company conducts its business is intensely competitive. As the vaporizer and e-cig industries are evolving at a rapid rate, many competitors are not well known, and it is impossible to know or describe every potential competitor. We compete with other sellers of electronic cigarettes and big tobacco companies, through their electronic cigarettes business segments. The nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low.

We will compete primarily on the basis of product quality, brand recognition, brand loyalty, service, marketing, advertising and price. We are subject to highly competitive conditions in all aspects of our business. The success of the Company will depend on the ability of the Company to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by the Company to anticipate or respond adequately to such changes could have a material adverse effect on the financial condition, operating results, liquidity, cash flow and performance of the Company.

Regulatory Hurdles

Our business operations, including the formulation, manufacturing, packaging, labeling, advertising, distribution and sale of our products, are subject to regulation by various, federal, state and local government entities and agencies, potentially including the FDA and FTC in the United States as well as foreign entities and agencies. We could be subjected to challenges to our marketing, advertising or product claims in litigation or governmental, administrative or other regulatory proceedings. Failure to comply with applicable regulations or withstand such challenges could result in changes in product labeling, packaging, or advertising, product reformulations, discontinuation of our product by retailers, loss of market acceptance of the product by consumers, additional record keeping requirements, injunctions, product withdrawals, recalls, product seizures, fines, monetary settlements or criminal prosecution. Any of these actions could have a material adverse effect on our business and financial condition.

Indemnification and Limitation of Liability

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Colorado or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Colorado law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

Regulatory Hurdles

Our business operations, including the formulation, manufacturing, packaging, labeling, advertising, distribution and sale of our products, are subject to regulation by various, federal, state and local government entities and agencies, potentially including the FDA and FTC in the United States as well as foreign entities and agencies. We could be subjected to challenges to our marketing, advertising or product claims in litigation or governmental, administrative or other regulatory proceedings. Failure to comply with applicable regulations or withstand such challenges could result in changes in product labeling, packaging, or advertising, product reformulations, discontinuation of our product by retailers, loss of market acceptance of the product by consumers, additional record keeping requirements, injunctions, product withdrawals, recalls, product seizures, fines, monetary settlements or criminal prosecution. Any of these actions could have a material adverse effect on our business and financial condition.

The market for electronic cigarettes is a niche market, subject to a great deal of uncertainty and is still evolving.

Electronic cigarettes, having recently been introduced to market, are at an early stage of development, represent a niche market and are evolving rapidly and are characterized by an increasing number of market entrants. Our future sales and any future profits are substantially dependent upon the widespread acceptance and use of electronic cigarettes. Rapid growth in the use of and interest in, electronic cigarettes is recent, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty.

Therefore, we are subject to all of the business risks associated with a new enterprise in a niche market, including risks of unforeseen capital requirements, failure of widespread market acceptance of electronic cigarettes, in general or, specifically our products, failure to establish business relationships and competitive disadvantages as against larger and more established competitors.

Electronic cigarettes may become subject to regulation by the FDA

The FDA did not appeal the decision of the U.S. Court of Appeals for the D.C. Circuit in Sottera, Inc. v. Food & Drug Administration (2010) which held that e-cigarettes and other nicotine-containing products are not drugs or devices unless they are marketed for therapeutic purposes. The Court held further that electronic cigarettes and other nicotine-containing products can be regulated as “tobacco products” under the Food, Drug and Cosmetic Act. Consequently, the FDA may choose to develop regulations governing the manufacture, marketing and sale of e-cigarettes. Potential FDA regulations or significant costs to comply with potential FDA regulations could have a materially adverse effect on our company’s operations and profitability. Failure to comply with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products.

The recent development of electronic cigarettes has not allowed the medical profession to study the long-term health effects of electronic cigarette use.

Because electronic cigarettes were recently developed, the medical profession has not had a sufficient period of time to study the long-term health effects of electronic cigarette use. Currently, therefore, there is no way of knowing whether or not electronic cigarettes are safe for their intended use. If the medical profession were to determine conclusively that electronic cigarette usage poses long-term health risks, electronic cigarette usage could decline, which could have a material adverse effect on our business, results of operations and financial condition.

We may not be unable to promote and maintain our brands.

We believe that establishing and maintaining the brand identities of our products is a critical aspect of attracting and expanding a large customer base. Promotion and enhancement of our brands will depend largely on our success in continuing to provide high quality products. If our customers and end users do not perceive our products to be of high quality, or if we introduce new products or enter into new business ventures that are not favorably received by our customers and end users, we will risk diluting our brand identities and decreasing their attractiveness to existing and potential customers.

Moreover, in order to attract and retain customers and to promote and maintain our brand equity in response to competitive pressures, we may have to increase substantially our financial commitment to creating and maintaining a distinct brand loyalty among our customers. If we incur significant expenses in an attempt to promote and maintain our brands, our business, results of operations and financial condition could be adversely affected.

Company May Rely on Independent Contractors to Implement Solutions

In order to implement promotions and merchandising to clients at a scale commensurate with the business plan, the Company may be required to engage, at least initially, a number of independent contractors who will need to be trained and actively managed to ensure that their work meets the standard of the Company. Finding, engaging, contracting and maintaining a set of independent contractors who can do this work could cause delays, unplanned expenses and other adverse results for the Company.

Status as an Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

3

Risks Related to Our Common Stock

Restricted Securities; Limited Transferability

The securities should be considered a long-term, illiquid investment. Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, the Securities are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for our securities, a stockholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

No Public Trading Market

There is no established public trading marketing for our common stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

Not Likely to Pay Dividends

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock is considered to be a “penny stock.” It does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act. Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange or (iii) it is not quoted on the NASDAQ Global Market, or has a price less than $5.00 per share. The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock are subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Securities Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our common shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Rule 144 sales in the future may have a depressive effect on the company’s stock price as an increase in supply of shares for sale, with no corresponding increase in demand will cause prices to fall.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended.  As restricted shares, these shares may be resold only  pursuant to an effective  registration statement or under the requirements of Rule 144 or other  applicable exemptions from  registration  under  the  Securities Act of 1933  and  as  required  under  applicable  state securities laws.  Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a Company’s issued and outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the Company is a current reporting company under the Securities Exchange Act of 1934. A sale under Rule 144 or under  any  other  exemption  from the Securities Act of 1933,  if  available,  or  pursuant  to subsequent  registration of shares of common stock of present stockholders,  may have a  depressive  effect upon the price of the common stock in any market that may develop.  In addition,  if we are deemed a shell company pursuant to Section 12(b)-2 of the Act, our “restricted  securities”,  whether held by affiliates or non-affiliates,  may not be  re-sold  for a period  of 12 months  following  the filing of a Form 10 level disclosure or registration pursuant to the Securities Act of 1933  .

Public disclosure requirements and compliance with changing regulation of corporate governance pose challenges for our management team and result in additional expenses and costs which may reduce the focus of management and the profitabality of our company.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

5

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.”  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling stockholders provide in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC Marketplace upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTC Marketplace or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 52 holders of our common stock.

Stock Option Grants

We do not have a stock option plan in place for our employees.

Dividends

We have never declared nor paid any cash dividends to stockholders. We do not intend to pay cash dividends on our common stock for the foreseeable future, and currently intend to retain any future earnings to fund our operations and the development and growth of our business. The declaration of any future cash dividend, if any, would be at the discretion of our Board of Directors (subject to limitations imposed under applicable Nevada law) and would depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.

6

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Business Overview

Bang Vapor is a marketer of vaporizer pens and E-liquid for the vaporizer industry, through the use of a razor and razor blade model. “Electronic cigarettes” or “e-cigs” and “vaporizers” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Electronic cigarettes are comprised of three functional components: (i) a mouthpiece, (ii) the heating element that vaporizes the liquid nicotine so it can be inhaled and (iii) the electronics. Although the Company will generate revenues from vaporizer hardware sales (sold for between $40 and $200) through our website www.bangvapor.com and in vape shops nationwide, we will primarily be enrolling customers in our e-liquid subscription service – i.e. The Bang Vapor Club. The subscription service works as follows: For $19.95 the club member receives a starter kit consisting of a free vaporizer pen and three 12ML bottles of e-liquid – of which, the member can pick any three from our line of 20 gourmet, Made in the USA flavors. Thereafter, the customer is automatically charged $19.95 per month for three 12ML flavors of e-liquid. In order to maximize retention rates, we give bonus ‘mystery’ gifts to club members every month – these are items such as T-Shirts, USB Drives, sample bottles of e-liquid and replacement vaporizer hardware. We will also sign up Bang Vapor Club members via social media influencers who are being contracted to our Company as brand ambassadors – each of whom have their own circle of influence of between 150,000 and 2,000,0000 fans.

Concurrently, we are developing the 4TT Network – a digital advertising platform that enables us to target advertising for Company products across social media platforms. We currently have in excess of 150,000 engaged users in our social media network, which is growing at a rate of between four and five percent per week.

We have not generated any revenues to date. We do not currently engage in any business activities that provide cash flow. However, we anticipate that around July 2015 we will have a soft launching the Bang Vapor Club online. Our cash on hand is limited to the investments we raised during our initial round of financing as well as an initial contribution Platinum Partners Liquid Opportunity Master Fund LP, discussed below.

In April 2015, we completed a Regulation D and Regulation S Rule 506 offering in which we sold 107,050 shares of common stock to 43 investors, at a price per share of $0.50 per share for an aggregate offering price of $53,525.

Plan of Operations

In the twelve month period starting upon the effective date of this registration statement, we intend to develop our business in three areas:

•	Establish retail distribution with vaporizer shops and tobacco/headshops. There are between 5,000-7,000 “vape shops” that are dedicated exclusively to selling e-liquid and vaporizer pens. In addition, there are approximately 10,000 tobacco shops (or head shops) that have historically only sold cigarettes, tobacco and smoking pipes, but are now offering various vaping products.
•	Expand partnerships with influential social media personalities and celebrities in several key genres to serve as brand ambassadors. Each brand ambassador will have their own affiliate website to sell Bang products and make commissions off of each sale. By giving a unique platform to YouTuber’s and Vine stars to monetize their social media followings, Bang Vapor will be able to build brand awareness and employ an army of influencers to sell product in order to become a leading brand in the e-cig/vaporizer space.
•	Build and expand network of traditional affiliate marketers. We have developed a strategy to educate consumers about our brand through affiliate marketers. Affiliate marketing is an established and proven sales channel and is currently being used by several manufacturers of e-liquids and vaporizers.
•	Open the Bang Vapor Club online.

If we are unable to build our customer base or gain any clients, we will be forced to cease our development and/or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds, we will have to cease operations and investors would lose their entire investment. At the present time, we have not made any arrangements to raise additional cash. However, we intend to raise additional capital through private placements once we gain a quotation on the OTC Bulletin Board, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Financing

On August 22, 2014, the Company entered into a Securities Purchase Agreement with Platinum Partners Liquid Opportunity Master Fund LP (“Platinum”) whereby the Company issued 1,000,000 shares of Common Stock to the Company at $0.35 per share for a purchase price of $350,000. In consideration for Platinum agreeing to purchase the 1,000,000 shares, the Company agreed to issue to Platinum share purchase warrants entitling Platinum the right to acquire 1,500,000 shares of the Company’s Common stock, at $0.35 per share. In October 2014, Platinum purchased the 10% Convertible Debenture for the aggregate amount of $500,000.

7

Critical Accounting Policies and Estimates

Use of Estimates in Financial Statements

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period covered by these financial statements include the valuation of website costs, valuation of deferred tax asset, stock based compensation and any beneficial conversion features on convertible debt.

Fair value measurements and Fair value of Financial Instruments

The Company adopted FASB ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820.

Due to the short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the balance sheet date.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC Topic. 605 “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company recognizes revenue when the products are shipped to the customers and collectability is reasonable assured.

Recent Accounting Pronouncements

In April 2015, the FASB issued ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs” this Update as part of its initiative to reduce complexity in accounting standards (the Simplification Initiative). The Board received feedback that having different balance sheet presentation requirements for debt issuance costs and debt discount and premium creates unnecessary complexity. Recognizing debt issuance costs as a deferred charge (that is, an asset) also is different from the guidance in International Financial Reporting Standards (IFRS), which requires that transaction costs be deducted from the carrying value of the financial liability and not recorded as separate assets. Additionally, the requirement to recognize debt issuance costs as deferred charges conflicts with the guidance in FASB Concepts Statement No. 6, Elements of Financial Statements, which states that debt issuance costs are similar to debt discounts and in effect reduce the proceeds of borrowing, thereby increasing the effective interest rate. Concepts Statement 6 further states that debt issuance costs cannot be an asset because they provide no future economic benefit. To simplify presentation of debt issuance costs, the amendments in this update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this Update. For public business entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The adoption of this standard on January 1, 2015 did not have any effect on the financial statements.

 In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for public and nonpublic entities for annual periods endng after December 15, 2016. The Company is currently evaluating the effects of adopting this ASU.

Recent accounting pronouncements issued by FASB (including the Emerging Issues Task Force), the AICPA and the SEC, did not or are not believed by the Company management, to have a material impact on the Company’s present or future financial statements.

8

Results of Operations

For the period from May 13, 2014 (Inception) to December 31, 2014

We have generated $13 in revenue since inception. We incurred operating expenses of $604,309 for the period from May 13, 2014 (inception) to December 31, 2014. We had a net loss of $760,822 for the period from May 13, 2014 (inception) to December 31, 2014.

For the three months ended March 31, 2015

We have generated $0 in revenue for the three months ended March 31, 2015. We incurred operating expenses of $306,221 for the three months ended March 31, 2015. We had a net loss of $412,692 for the period for the three months ended March 31, 2015.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. We have been funding our operations through the sale of our common stock.

Our primary uses of cash have been for legal, accounting and audit fees. The following trends are reasonably likely to result in a material decrease in our liquidity in the near term:

☐	Development of a Company website
☐	Exploration of potential marketing and advertising opportunities, and
☐	The cost of being a public company

Our net revenues are not sufficient to fund our operating expenses. At March 31, 2015, we had a cash balance of $222,546. Since inception, we raised $500,000 and $350,000 from the sale of warrants and a convertible debenture to Platinum Partners Liquid Opportunity Master Fund LP, and $54,275 from the sale of common stock to fund our operating expenses, pay our obligations, and grow our company. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2015.  Therefore our future operations may be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

9

Going Concern

Since inception on May 13, 2014, the Company has incurred net operating losses and used cash in operations. As of March 31, 2015, the Company has an accumulated deficit of $(1,173,514) and used cash in operations of $(170,696). Losses have principally occurred as a result of the substantial resources required for marketing of the Company's products which included the general and administrative expenses associated with its organization and product development. We currently have a burn rate of approximately $58,000 a month.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

10

DESCRIPTION OF BUSINESS

Overview

Bang Vapor is a marketer of vaporizer pens and E-liquid for the vaporizer industry, through the use of a razor and razor blade model. “Electronic cigarettes” or “e-cigs” and “vaporizers” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Electronic cigarettes are comprised of three functional components: (i) a mouthpiece, (ii) the heating element that vaporizes the liquid nicotine so it can be inhaled and (iii) the electronics. Although the Company will generate revenues from vaporizer hardware sales (sold for between $40 and $200) through our website www.bangvapor.com and in vape shops nationwide, we will primarily be enrolling customers in our e-liquid subscription service – i.e. The Bang Vapor Club. The subscription service works as follows: For $19.95 the club member receives a starter kit consisting of a free vaporizer pen and three 12ML bottles of e-liquid – of which, the member can pick any three from our line of 20 gourmet, Made in the USA flavors. Thereafter, the customer is automatically charged $19.95 per month for three 12ML flavors of e-liquid. In order to maximize retention rates, we give bonus ‘mystery’ gifts to club members every month – these are low cost, but high perceived value, items such as T-Shirts, USB Drives, sample bottles of e-liquid and replacement vaporizer hardware. We will also sign up Bang Vapor Club members via social media influencers who are being contracted to our Company as brand ambassadors – each of whom have their own circle of influence of between 150,000 and 2,000,0000 fans.

Concurrently, we are developing the 4TT Network – a digital advertising platform that enables us to target advertising for Bang Holdings Corp products across social media platforms. We currently have in excess of 150,000 engaged users in our social media network, which is growing at a rate of between four and five percent per week.

In April 2015, we completed a Regulation D and Regulation S Rule 506 offering in which we sold 107,050 shares of common stock to 43 investors, at a price per share of $0.50 per share for an aggregate offering price of $53,525.

Our Products

The three types of products in the industry are discussed below. We will target the higher-end vaporizer pen segment as the disposable e-cig market is characterized by lower gross profit margins and the focus of large tobacco.

•	Disposable E-Cigs: Feature a one-piece construction that houses all the components and is utilized until the nicotine or nicotine free solution is depleted.
•	Rechargeable E-Cigs: Feature a rechargeable battery and replaceable cartridge (also known as an “atomizer or cartomizer”). The atomizers or cartomizers are changed when the solution is depleted from use.
•	Vaporizer Pens or E-Vaporizers: Feature a tank or chamber, a heating element and a battery. The vaporizer user fills the tank with e-liquid or the chamber with dry herb or leaf. The vaporizer battery can be recharged and the tank and chamber can be refilled.

We are currently dealing exclusively with a company in Fort Lauderdale-based Company named Import Nation, LLC. They have fulfilled our first order of products, and we expect our second order to go through them as well. We do not have a written agreement with Import Nation, LLC.

Trademarks

On March 4, 2015, the Company entered into an agreement with Lifeguard Licensing Corp. (LLCorp) for the acquisition of the marks “BANGVAPORIZERS” and “BANGVAPS” (the “Trademark Agreement”). In exchange for 500,000 shares of common stock of the Company, LLCorp agreed to execute a trademark assignment transferring ownership of the marks BANGVAPORIZERS (Ser. No. 86210260) and BANGVAPS (Ser. No. 86210253). The Trademark Agreement has not yet closed and the 500,000 shares will not be delivered until the trademarks are transferred.

Marketing and Sales

The Company’s marketing strategy will be one of its key competitive advantages. Bang will use a multi-pronged approach that includes several strategies not currently being utilized in the e-cig/vape pen industry.

Viral Marketing: Through the release of videos and a daily You Tube Channel, 4TT. 4TT’s content will be created by our marketing team, and once our subscriber base has reached critical mass, our Company will be the sole sponsor of the channel. A significant portion of our marketing budget will be allocated to developing viral videos produced by our CEO, Steve Berke. Mr. Berke has had significant successes popularizing YouTube videos in the past, including, “Pot Shop,” which generated around 13.5 million views. In addition to Mr. Berke’s YouTube successes, his two campaigns for mayor of Miami Beach received national coverage, including the cover of the New York Times, the cover of the Huffington Post and a 6-page spread in Maxim magazine. Mr. Berke was named one of the top eight comedians to ever run for office by ABC News. We intend to capitalize on his popularity, and reputation as a leading advocate for medical marijuana, through 4TT, a recently launched daily show on You Tube and Facebook to promote the Company.

Celebrity Endorsements: We will build partnerships with influential social media personalities and celebrities in several key genres to serve as brand ambassadors. Each brand ambassador will have their own affiliate website to sell Bang products and make commissions off of each sale. By giving a unique platform to YouTuber’s and Vine stars to monetize their social media followings, Bang Vapor will be able to build brand awareness and employ an army of influencers to sell product in order to become a leading brand in the e-cig/vaporizer space.

Affiliate Marketing

Affiliates will receive 25-30% for each customer (pay-out increases with the number of referrals) that buys the starter kit and signs up for our e-liquid subscription. They will receive a 5.0-10.0% lifetime residual of monthly subscription fee. The high gross profit margins of the starter kits provides us with flexibility to increase our commission payment structures to the high-end in the industry to help drive greater participation in our e-liquid subscription service.

Size of Market

According to the Tobacco Vapor Electronic Cigarette Association, there are approximately 3.5 million e-cigarette users. And while, according to Wells Fargo Securities, the total tobacco volume is decreasing by around 2% per year, the smokeless tobacco volume increased by around 5%. Additionally, Wells Fargo analysts expect the e-cigarette annual growth to be over 20%. (Source: www.ecigarette-politics.com/files/WF-DallasMarch2014.ppt)

Although the e-cigarette industry was initially dominated by disposable e-cigs, second and third generation devices (vaporizer pens, tanks, mods) have been growing at a faster rate than traditional e-cigs. “Vapers” have begun shifting away from the big brands of packaged e-cigarettes in favor of these more specialized devices.

Competition

The industry in which we conduct our business is intensely competitive. We compete with other sellers of electronic cigarettes, most notably Lorillard, Inc., Altria Group, Inc. and Reynolds American Inc., through their electronic cigarettes business segments. The nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low.

We plan to compete primarily on the basis of product quality, brand recognition, brand loyalty, service, marketing, advertising and price. We are subject to highly competitive conditions in all aspects of our business. The competitive environment and our competitive position can be significantly influenced by weak economic conditions, erosion of consumer confidence, competitors’ introduction of low-priced products or innovative products, cigarette excise taxes, higher absolute prices and larger gaps between price categories, and product regulation that diminishes the ability to differentiate tobacco products.

Employees and Independent Contractors

We presently have two employees outside our officers and directors.

Over time, we may be required to hire employees or engage independent contractors in order to execute various projects necessary to grow and develop the business. These decisions will be made by our Officers and Directors, if and when appropriate.

DESCRIPTION OF PROPERTY

The Company’s principal executive office and mailing address is 1766 Michigan Avenue, Miami Beach, FL 33139. Our telephone number is 305-600-2417. The Company is leasing property owned by the Company’s President, Steve Berke for $2,000 a month. There is no written contract in place at this time for the lease.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

11

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of officers and directors as of May 8, 2015. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

Name	Age	Position
Steve Berke	34	President, Chief Executive Officer, Secretary and Director
Adam Mutchler	35	Chief Financial Officer, Chief Operating Officer, Treasurer and Director
William Berke	70	Chief Medical Officer and Director
Lee Molloy	44	Chief Marketing Officer

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Steve Berke was born and raised in North Miami, Florida. He graduated from Yale University in 2003. In 2004, Mr. Berke was invited to be one of 16 young entrepreneurs on a primetime FOX network television show with Virgin Group CEO, Sir Richard Branson. Having learned the importance of branding and showmanship from his mentor Sir Richard, Mr. Berke began developing his own brand by performing stand-up comedy and creating a YouTube channel, where he produced comedic videos – which now have more than 25 million views.

In 2011, Mr. Berke ran for Mayor of Miami Beach against a popular two-term incumbent – he came second out of four candidates, and won almost 30 percent of the votes cast on Election Day. His unorthodox campaign utilized comedy and his YouTube channel as a vehicle to appeal to young and disenfranchised voters. Mr. Berke’s campaign gained national attention and was featured in Maxim magazine, the New York Times, the Houston Chronicle and the San Francisco Gate along with dozens of other publications from coast to coast. Two years later, Mr. Berke threw his hat in the mayoral race once more – this time with MTV2 filming his every move for a fly-on-the-wall style documentary.

Adam Mutchler graduated from Yale University in 2002, and has worked in Video Games, VFX, Film and New Media. In 2010, Mr. Mutchler branched out on his own to direct and produce his own content launching politician and comedian Steve Berke’s YouTube channel, along with producing commercials, shorts and viral videos. Most recently he produced the feature film comedy Ghost Team One which sold to Paramount Pictures after premiering at the Slamdance Film Festival, and Eden, to be distributed by Voltage Pictures. Past credits include Swimfan, The Station Agent, Serenity and Catch That Kid. Mr. Mutchler leverages his abilities as a storyteller & filmmaker, his knack for viral content, his VFX & technical know-how, along with his ability to build and lead world-class teams in all his projects and endeavors.

William Berke has practiced medicine for almost 40 years. For 25 of those years, Dr. Berke served as a ring physician for both amateur and professional boxing federations - which included a dozen world championship bouts. He was a volunteer physician for the 1996 and 2000 Olympic Games, and also served on the Florida Governor’s Medical Advisory Committee. He is currently a Senior Medical Examiner for the Federal Aviation Administration.

Lee Molloy brings more than a decade of sales and marketing experience to Bang Holdings Corp. He is an award winning journalist and communications specialist. Molloy cut his teeth writing advertising copy, direct marketing materials, telemarketing scripts, and media advisories for various organizations. Along with event and theater promotions, he has experience running sales and marketing teams for several start-ups.

Furthermore, Molloy has had success as a newspaper publisher for The Lead Miami Beach – during which time he won the prestigious Green Eyeshade Award. He has worked as a political campaign manager, and as the Communications Director for Florida New Majority during their successful campaign to re-elect President Obama in Florida in 2012.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Other Compensation ($)	Total ($)
Steve Berke	2014	109,800	-0-	12,500	-0-	-0-	$122,300
Lee Molloy	2014	29,082	-0-	17,188	17,454	-0-	$63,724
Adam Mutchler	2014	32,000	-0-	22,188	17,454	-0-	$71,642
William Berke	2014	-0-	-0-	250	-0-	-0-	$250

The value attributable to any stock or option awards described in the table above represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Employment Agreements

On November 1, 2014, the Company entered into employment agreements with Lee Molloy, Adam Mutchler and Stian Roenning (together, the “Employees”). Pursuant to each agreement, in addition to a salary, each Employee would be entitled to receive (1) a stock award on June 1, 2015, June 1, 2016 and June 1, 2017 and (2) a stock option to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.50 per share vesting on July 1, 2015. Prior to the delivery of any stock award or stock option, these agreements were cancelled and replaced with the employment agreements discussed below.

On April 9, 2015, our wholly-owned subsidiary Bang Vapor, Inc. entered into an employment agreement with Adam Mutchler for a period of three years. Pursuant to the terms of the employment agreement, Mr. Mutchler shall receive an annual salary of $65,000 payable every two weeks. On July 1, 2015, he shall be entitled to purchase 60,000 shares of the Company at an exercise price of $0.001 per share and 50,000 shares of the Company at an exercise price of $0.50 per share. He is also entitled to 100,000 shares of the Company at an exercise price of $0.001 per share and 50,000 shares of the Company at an exercise price of $0.50 per share on July 1, 2016. On July 1, 2017, Mr. Mutchler is entitled to 150,000 shares of the Company at an exercise price of $0.001 per share and 50,000 shares of the Company at an exercise price of $0.50 per share. All options shall be exercisable for two years from the date of issuance and Mr. Mutchler must continue to be employed by Bang Vapor, Inc. in order to be eligible to receive stock options.

On April 9, 2015, our wholly-owned subsidiary Bang Vapor, Inc. entered into an employment agreement with Lee Molloy for a period of three years. Pursuant to the terms of the employment agreement, Mr. Molloy shall receive an annual salary of $45,000 payable every two weeks. On July 2, 2015, he shall be entitled to purchase 100,000 shares of the Company at an exercise price of $0.001 per share and 50,000 shares of the Company at an exercise price of $0.50 per share. He is also entitled to 100,000 shares of the Company at an exercise price of $0.001 per share and 50,000 shares of the Company at an exercise price of $0.50 per share on July 2, 2016. On July 2, 2017, Mr. Molloy is entitled to 150,000 shares of the Company at an exercise price of $0.001 per share and 50,000 shares of the Company at an exercise price of $0.50 per share. All options shall be exercisable for two years from the date of issuance and Mr. Molloy must continue to be employed by Bang Vapor, Inc. in order to be eligible to receive stock options.

Director Compensation

No director of the board is considered independent because they are all executive officers of the Company. We do not currently have a separately designated audit, nominating or compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of May 8, 2015, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Officer or Director
Steve Berke**	12,500,000	58.39%
Adam Mutchler (2)	110,000	*
William Berke**	250,000	*
Lee Molloy (3)	150,000	*

All Executive Officers and Directors as a group (4 persons)	13,010,000	60.77%

5% Shareholder
Michael Farkas (4)	4,000,000	18.68%
Zenith Equity Holdings, LLC (5)	3,000,000	14.05%
Platinum Partners Liquid Opportunity Master Fund LP(6)	2,500,000	10.91%

*	Less than 1%
**	Steve Berke is the son of William Berke.
(1)	Based on 21,407,050 shares of common stock outstanding as of May 8, 2015.

(2)	On July 1, 2015, Mr. Mutchler shall be entitled to purchase 60,000 shares of the Company at an exercise price of $0.001 per share and 50,000 shares of the Company at an exercise price of $0.50 per share.

(3)	On July 2, 2015, Lee Molloy shall be entitled to purchase 100,000 shares of the Company at an exercise price of $0.001 per share and 50,000 shares of the Company at an exercise price of $0.50 per share.

(4)	Michael Farkas is the beneficial owner of (1) Balance Holdings, LLC, which owns 3,500,000 shares of the Company’s common stock and (2) Balance Labs, Inc., which owns 500,000 shares of the Company’s common stock Mr. Farkas has sole voting and dispositive power over the shares owned by Balance Holdings, LLC and Balance Labs, Inc. Balance Holdings, LLC received the shares for the loans to the Company. Balance Labs, Inc. purchased the 500,000 shares for $500 pursuant to certain consulting agreement with the Company.

(5)	Michael Bernstein is the beneficial owner of Zenith Equity Holdings, LLC which owns 3,000,000 shares of the Company’s common stock. Zenith Equity Holdings, LLC received the shares for consulting services to the Company. Michael Bernstein has sole voting and dispositive power over the equity interests owned by Zenith Equity Holdings, LLC. Michael Farkas acts as an advisor to Zenith Equity Holdings, LLC and may receive profits or equity from Zenith Equity Holdings, LLC from acting in such advisory capacity.

(6)	On August 22, 2014, the Company entered into a Securities Purchase Agreement with Platinum Partners Liquid Opportunity Master Fund LP (“Platinum”) whereby the Company issued 1,000,000 shares of Common Stock to the Company at $0.35 per share for a purchase price of $350,000. In consideration for Platinum agreeing to purchase the 1,000,000 shares, the Company agreed to issue to Platinum share purchase warrants entitling Platinum the right to acquire 1,500,000 shares of the Company’s Common stock, at $0.35 per share.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We issued 12,500,000 shares of Common Stock, to Steve Berke, our President and Chief Executive Officer. We issued William Berke 250,000 shares for services rendered. In addition, we issued 300,000 shares to Gabriel Goldstein, a member of the Board of Advisors.

On August 22, 2014, the Company entered into an Independent Contractor Services Agreement with Balance Labs, Inc. whereby the Company agreed to issue 500,000 shares of the Company’s common stock at a share price of $0.001 per share. In addition, the Company agreed to pay $150,000 as compensation for its services over the term of the Agreement.

12

SELLING SECURITY HOLDERS

This Registration Statement covers the resale by our selling shareholders up to (1) 1,857,050 shares of common stock previously issued to such selling shareholders and (2) 1,500,000 shares of common stock issuable upon exercise of outstanding warrants (“Warrants”) at an exercise price of $0.35 per share, that were issued in connection with a Securities Purchase Agreement by and between the Company and Platinum Partners Liquid Opportunity Master Fund LP on August 22, 2014.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of common stock beneficially owned by each selling shareholder as of the date of this Prospectus, the shares of common stock covered by this Prospectus that may be disposed of by each of the selling shareholders, and the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares covered by this Prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. The selling shareholders may from time to time offer and sell pursuant to this Prospectus any or all of the common stock being registered. The selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Enik Matz	2,000	2,000	0	0
Herman Matz	1,000	1,000	0	0%
Irina Novikova	250	250	0	0%
James Ross	500	500	0	0%
Jeff Chartier	1,000	1,000	0	0%
Jeremy Dinkin	1,000	1,000	0	0%
Karla Hardy	1,000	1,000	0	0%
Kasim Sulton	400	400	0	0%
Kurt P Hutchinson	500	500	0	0%
Lidia Zanon	250	250	0	0%
Logan Keith	250	250	0	0%
Michael Bruetsch	1,000	1,000	0	0%
Otto Heinzl	250	250	0	0%
Reece Darham	1,000	1,000	0	0%
Ronald Hardy	2,000	2,000	0	0%
Saeid Babei	300	300	0	0%
Stephanie Lee	10,000	10,000	0	0%
Strategic Capital Markets, Inc. (2)	1,000	1,000	0	0%
Taylor Neely	250	250	0	0%
Todd Heinzl	250	250	0	0%
Type A Partners Inc.(3)	1,000	1,000	0	0%
Aras Aradian	400	400	0	0%
Christopher Marchitelli	1,000	1,000	0	0%
Kelly Lamson	1,000	1,000	0	0%
Gloria Catracchia	250	250	0	0%
Victoria Vecchiariello	1,000	1,000	0	0%
Kevin Cunningham	1,500	1,500	0	0%
Jacqueline Levine	1,000	1,000	0	0%
The Governance Box (4)	250	250	0	0%
Zanon Colleczioni	250	250	0	0%
Bobby Carney	1,000	1,000	0	0%
Seth Farbman	2,000	2,000	0	0%
Shai Stern IRA DCG TTTEE	2,000	2,000	0	0%
Gary Michael Fleishman	2,000	2,000	0	0%
Robert Sena	2,000	2,000	0	0%
Haleh Bakshandeh	10,000	10,000	0	0%
Patrica Cunningham	5,000	5,000	0	0%
Nick Baucom	2,000	2,000	0	0%
MLPF&S Cost FB Michelle Stern IRA	2,000	2,000	0	0%
Bina Stern	2,000	2,000	0	0%
Zvi Stern	2,000	2,000	0	0%
Mark Herskowitz	36,000	36,000	0	0%
Chase Mortgage, Inc.	7,200	7,200	0	0%
Rebecca Brock (7)	125,000	125,000	0	0%
Emilia Covanova (8)	125,000	125,000	0	0%
Platinum Partners Liquid Opportunity Master Fund LP (5)(9)	2,500,000	2,500,000	0	0%
Balance Labs (6)(10)	500,000	500,000	0	0%

TOTAL	3,357,050	3,357,050	0	0%

(1)	Based on 21,407,050 shares outstanding as of May 8, 2015.
(2)	Stephanie Lee has voting and dispositive power over the shares held by Strategic Capital Markets, Inc.
(3)	Stephanie Lee has voting and dispositive power over the shares held by Type A Partners Inc.
(4)	Todd Heinzl has voting and dispositive power over the shares held by The Governance Box.
(5)	Uri Landesman has voting and dispositive power over the shares held by Platinum Partners Liquid Opportunity Master Fund LP.
(6)	Michael Farkas has voting and dispositive power over the shares held by Balance Labs, Inc.
(7)	Rebecca Brock purchased 125,000 pursuant to the terms of a Stock Purchase Agreement dated August 22, 2014.
(8)	Emilia Covanova purchased 125,000 pursuant to the terms of a Stock Purchase Agreement dated August 22, 2014.
(9)	On August 22, 2014, the Company entered into a Securities Purchase Agreement with Platinum Partners Liquid Opportunity Master Fund LP (“Platinum”) whereby the Company issued 1,000,000 shares of Common Stock to the Company at $0.35 per share for a purchase price of $350,000. In consideration for Platinum agreeing to purchase the 1,000,000 shares, the Company agreed to issue to Platinum share purchase warrants entitling Platinum the right to acquire 1,500,000 shares of the Company’s Common stock, at $0.35 per share. In October 2014, Platinum purchased the 10% Convertible Debenture for the aggregate amount of $500,000. Pursuant to this S-1, Platinum is registering the 1,000,000 shares of common stock and 1,500,000 shares issuable pursuant to the exercise of warrants.
(10)	On August 22, 2014, the Company entered into an Independent Contractor Agreement whereby Balance Labs received 500,000 shares in exchange for business development and corporate planning services.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

13

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $1.00 per share for the duration of the offering. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $1.00 for the duration of the offering.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, directly to one or more purchasers or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $16,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

14

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized share capital consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share.  As of the date hereof, 21,407,050 shares of our common stock and no shares of our preferred stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent. However, upon filing this Registration Statement, we do intend to engage a transfer agent to issue physical certificates to our shareholders.

15

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the common stock being offered pursuant to this registration statement will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, P.C., Lawrenceville, NJ 08648.

The financial statements for the period from May 13, 2014 (inception) to December 31, 2014 included in this prospectus and the registration statement have been audited by Liggett, Vogt & Webb, P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

16

BANG HOLDINGS, CORP.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Bang Holdings, Corp and Subsidiary

We have audited the accompanying consolidated balance sheet of Bang Holdings, Corp. and Subsidiary (the “Company”) as of December 31, 2014, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 13, 2014 (Inception) to December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Bang Holdings, Corp and Subsidiary as of December 31, 2014 and the results of its operations and its cash flows for the period from May 13, 2014 (Inception) to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has experienced net losses and negative cash flows from operations and has utilized debt and equity financing to help provide working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

May 5, 2015

F-1

BANG HOLDINGS, CORP.

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2014

ASSETS

CURRENT ASSETS
Cash	$396,668
Prepaid expenses	189,340

TOTAL CURRENT ASSETS	586,008

FURNITURE AND EQUIPMENT, Net	9,372

TOTAL ASSETS	$595,380

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable	$2,017
Accrued Expenses	85,916
Convertible Note Payable - related party, Net of discounts of $243,724	256,276

TOTAL CURRENT LIABILITIES	344,209

COMMITMENTS AND CONTINGENCIES (See note 5)	-

STOCKHOLDERS’ EQUITY

Preferred stock, $0.0001 par value, 50,000,000 shares authorized, no shares issued and outstanding	-
Common stock, $0.0001 par value, 500,000,000 shares authorized, 21,300,000 shares issued and outstanding	2,130
Additional paid in capital	1,009,863
Accumulated deficit	(760,822)
TOTAL STOCKHOLDERS’ EQUITY	251,171

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$595,380

See accompanying notes to consolidated financial statements.

F-2

BANG HOLDINGS, CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MAY 13, 2014 (INCEPTION) TO DECEMBER 31, 2014

Revenue
Service Revenue, net	$13

OPERATING EXPENSES
Sales and Marketing	104,740
Professional Fees	135,853
General and Administrative	363,716
Total Operating Expenses	604,309

NET LOSS FROM OPERATIONS	(604,296)

OTHER (EXPENSES) / INCOME
Interest Expense	(156,628)
Other Income	102
Total other (Expenses) Income	(156,526)

Net loss before provision for income taxes	(760,822)

Provision for Income Taxes	-

NET LOSS	$(760,822)

Net loss per share - basic and diluted	$(0.04)

Weighted average number of shares outstanding during the period - basic and diluted	20,538,147

See accompanying notes to consolidated financial statements.

F-3

BANG HOLDINGS, CORP

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM MAY 13, 2014 (INCPETION) TO DECEMBER 31, 2014

	Preferred		Common			Accumulated
	Stock	Par	Shares	Par	APIC	Deficit	Total

Stock Issued to Founders	-	-	19,550,000	$1,955	$17,595	$-	$19,550

Stock Issued for Cash and Services	-	-	750,000	75	262,425	-	262,500

Stock Issued for Cash, Net of Offering Costs of $15,000	-	-	1,000,000	100	334,900	-	335,000

Stock options	-	-	-	-	13,143	-	13,143

Beneficial converstion feature	-	-	-	-	190,900	-	190,900

Stock warrants	-	-	-	-	190,900	-	190,900

Net Loss	-	-	-	-	-	(760,822)	(760,822)

Balance December 31, 2014	-	-	21,300,000	$2,130	$1,009,863	$(760,822)	$251,171

See accompanying notes to consolidated financial statements.

F-4

BANG HOLDINGS, CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MAY 13, 2014 (INCPETION) TO DECEMBER 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(760,822)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	281,300
Options issued for services	13,143
Amortization of debt discount	138,076
Depreciation expense	172
Changes in operating assets and liabilities:
Increase in deposits	(189,340)
Increase in accounts payable and accrued expenses	87,933
Net Cash Used In Operating Activities	(429,538)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of fixed assets	(9,544)
Net Cash Used In Investing Activities	(9,544)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Private placement of securites	335,750
Convertible notes	500,000
Net Cash Provided By Financing Activities	835,750

NET INCREASE IN CASH	396,668

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$396,668

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-
Cash paid for interest expense	$-
Beneficial conversion feature on on Convertible notes	$190,900
Warrants issued for Convertible notes	$190,900

See accompanying notes to consolidated financial statements.

F-5

BANG HOLDINGS, CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014

NOTE 1 – ORGANIZATION, NATURE OF BUSINESS AND GOING CONCERN

(A) Organization

Bang Holdings Corp, was incorporated in the State of Colorado on May 13, 2014. The Company was organized to develop and sell Vapor and E-Cigarette related products.

Bang Vapor, Inc. was incorporated in the State of Florida on October 27, 2014. The Company was organized to develop and sell Vapor and E-Cigarette related products.

(B) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bang Holdings, Corp. and its wholly owned subsidiary Bang Vapor, Inc. and are hereafter referred to as (the “Company’). All intercompany accounts have been eliminated in the consolidation.

(C) Going Concern

Since inception on May 13, 2014, the Company has incurred net operating losses and used cash in operations. As of December 31, 2014, the Company has an accumulated deficit of $760,822 and used cash in operations of $429,538. Losses have principally occurred as a result of the substantial resources required for marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash instruments with a maturity of three months or less to be cash equivalents.

(B) Use of Estimates in Financial Statements

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period covered by these financial statements include the valuation of website costs, valuation of deferred tax asset, stock based compensation and beneficial conversion features on convertible debt.

(C) Fair value measurements and Fair value of Financial Instruments

The Company adopted FASB ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820.

Due to the short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the balance sheet date.

F-6

(D) Computer and Equipment and Website Costs

Computer Equipment and Website Costs are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is three to five years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of computer equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Software maintenance costs are charged to expense as incurred. Expenditures for enhanced functionality are capitalized.

The Company has adopted the provisions of ASC 350-50-15, “Accounting for Web Site Development Costs.” Costs inurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be three years.

Depreciation/
Amortization
Asset Category	Period
Furniture and fixtures	5 Years
Computer equipment	3 Years

Computer and equipment and website costs consisted of the following:

December 31, 2014

Computer equipment	$2,794
Website development	6,750

Total	9,544
Accumulated depreciation	(172)
Balance	$9,372

Depreciation expense from May 13, 2014 (inception) to December 31, 2014 was $172.

(E) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC Topic. 605 “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company recognizes revenue when the products are shipped to the customers and collectability is reasonable assured.

(F) Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Loss Per Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the period. The diluted loss per share is calculated by dividing the Company’s net loss by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company has 1,650,000 shares issuable upon the exercise of options and warrants and 1,428,591shares issuable upon conversion of convertible notes payable that were not included in the computation of dilutive loss per share because their inclusion is anti-dilutive for the ended December 31, 2014.

(H) Stock-Based Compensation

The Company recognizes compensation costs to employees under FASB ASC Topic  718, Compensation – Stock Compensation. Under FASB ASC Topic. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options, restricted share plans, performance based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

F-7

Equity instruments issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB ASC Topic 505, Equity Based Payments to Non-Employees. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

(I) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company’s income tax expense differs from the “expected” tax expense for federal income tax purpose by applying the Federal & State blended rate of 37.63% as follows:

2014
Expected income tax (benefit) expense at the statutory rate of 37.63%	$(286,297)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	162,945
Change in valuation allowance	(123,352)

Provision for income taxes	$—

The components of deferred income taxes are as follows:

2014
Deferred income tax asset:	$123,352
Net operating loss carryforwards
Valuation allowance	(123,252)
Deferred income taxes	$—

As of December 31, 2014, the Company has a net operating loss carry forward of approximately $327,803 available to offset future taxable income through 2034. This results in deferred tax assets of approximately $123,352 as of December 31, 2014. The valuation allowance at December 31, 2014 was approximately $123,352. Tax returns for the year ended December 31, 2014 are subject to examination by the Internal Revenue Service.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

In April 2015, the FASB issued ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs” this Update as part of its initiative to reduce complexity in accounting standards (the Simplification Initiative). The Board received feedback that having different balance sheet presentation requirements for debt issuance costs and debt discount and premium creates unnecessary complexity. Recognizing debt issuance costs as a deferred charge (that is, an asset) also is different from the guidance in International Financial Reporting Standards (IFRS), which requires that transaction costs be deducted from the carrying value of the financial liability and not recorded as separate assets. Additionally, the requirement to recognize debt issuance costs as deferred charges conflicts with the guidance in FASB Concepts Statement No. 6, Elements of Financial Statements, which states that debt issuance costs are similar to debt discounts and in effect reduce the proceeds of borrowing, thereby increasing the effective interest rate. Concepts Statement 6 further states that debt issuance costs cannot be an asset because they provide no future economic benefit. To simplify presentation of debt issuance costs, the amendments in this update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this Update. For public business entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The adoption of this standard on January 1, 2015 did not have any effect on the financial statements.

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for public and nonpublic entities for annual periods endng after December 15, 2016. The Company is currently evaluating the effects of adopting this ASU.

Recent accounting pronouncements issued by FASB (including the Emerging Issues Task Force), the AICPA and the SEC, did not or are not believed by the Company management, to have a material impact on the Company’s present or future financial statements.

NOTE 4 – CONVERTIBLE NOTE PAYABLE – RELATED PARTY

December 31, 2014

Loan Amount	500,000
Discount	(243,724)
Balance	$256,276

F-8

On August 22, 2014 the Company entered into an agreement to issue an unsecured convertible promissory note and security purchase agreement for 1,000,000 shares of common stock for $500,000 and $350,000 ($.35 per share), respectively with a related party. The note bears interest at an annual rate of 10% and is payable on or before 12 months from the date of issuance. The Company issued the holder a total of 1,500,000 warrants exercisable at a cashless conversion price of $.35 for a period of 5 years. The warrants were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 353%, risk free interest rate of 1.68%, and expected life of 5 years for a value of $524,960. The Company allocated $190,800 for the fair value of the convertible note payable. In addition, the note may be converted at any time, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.35 per share, subject to adjustment. The Company recorded a debt discount of $190,900 for the fair value of the beneficial conversion feature and $190,000 for the value of the warrants received. As of December 31, 2014 the Company amortized $138,076 and accrued interest of $18,082.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

On November 1, 2014, the Company entered into an employment agreement with an employee. The agreement is for a period of three years, provides for an annual base salary totaling $45,000. In addition the Employee is entitled to shares of common equaling $50,000 on July 1, 2015, $50,000 on July 1, 2016 and $75,000 on July 1, 2017, as of December 31, 2014 the Company accrued $22,187 for the value of common stock owed to the employee. In addition the Company issued 50,000 exercisable at $.50 per share vesting on July 1, 2015 and excercisable for 3 years. The stock option were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 353%, risk free interest rate of 1.68%, and expected life of 5 years for a value of $17,454. For the year ended December 31, 2014 the Company recorded an expense of $4,381 for the vested portion of stock options (See Note 10).

On November 1, 2014, the Company entered into an employment agreement with an employee. The agreement is for a period of three years, provides for an annual base salary totaling $65,000. In addition the Employee is entitled to shares of common equaling $30,000 on July 1, 2015, $50,000 on July 1, 2016 and $75,000 on July 1, 2017 as of December 31, 2014 the Company accrued $17,188 for the value of common stock owed to the employee. In addition the Company issued 50,000_excersisable at $.50 per share vesting on July 1, 2015 and are exercisable for 3 years. The stock option were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 353%, risk free interest rate of 1.68%, and expected life of 5 years for a value of $17,454. For the year ended December 31, 2014 the Company recorded an expense of $4,381 for the vested portion of stock options (See Note 10).

On November 1, 2014, the Company entered into an employment agreement with an employee. The agreement is for a period of three years, provides for an annual base salary totaling $50,000. In addition the Employee is entitled to shares of common equaling $25,000 on July 1, 2015, $50,000 on July 1, 2016 and $75,000 on July 1, 2017 as of December 31, 2014 the Company accrued $15,938 for the value of common stock owed to the employee. In addition the Company issued 50,000 exercisable at $.50 per share vesting on July 1, 2015 and are exercisable for 3 years. The stock option were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 353%, risk free interest rate of 1.68%, and expected life of 5 years for a value of $17,454. For the year ended December 31, 2014 the Company recorded an expense of $4,381 for the vested portion of stock options (See Note 10).

NOTE 6 – STOCKHOLDERS DEFICIT

The Company is authorized to issue up to 500,000,000 shares of common stock, par value $0.0001, and up to 50,000,000 shares of preferred stock par value $.0001.

On May 13, 2014, the Company issued a total of 19,550,000 shares of common stock valued at $19,550 ($.0001 per share) the fair market value on the date of issuance to five founders of the Company.

On August 22, 2014, the Company sold a total of 250,000 shares of common stock for $250 to two individuals. The shares were issued below fair value and the company recorded additional compensation costs for the fair value of the shares of $87,250.

On August 22, 2014 the Company entered into an agreement to issue an unsecured convertible promissory note and security purchase agreement for 1,000,000 shares of common stock for $500,000 and $350,000 ($.35 per share), respectively with a related party. The note bears interest at an annual rate of 10% and is payable on or before 12 months from the date of issuance. The Company issued the holder a total of 1,500,000 warrants exercisable at a cashless conversion price of $.35 for a period of 5 years. The warrants were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 353%, risk free interest rate of 1.68%, and expected life of 5 years for a value of $524,960. The Company allocated $190,800 for the fair value of the convertible note payable. In addition, the note may be converted at any time, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.35 per share, subject to adjustment. The Company recorded a debt discount of $190,900 for the fair value of the beneficial conversion feature and $190,000 for the value of the warrants received. In addition the Company recorded offering costs of $15,000.As of December 31, 2014 the Company amortized $138,076 and accrued interest of $18,082.

On August 22, 2014, the Company issued 500,000 shares of common stock with a fair value of $175,000 ($.35 per share) for cash of $500. The Company recorded the difference between the fair value and the cash paid of $174,500 as a prepaid expense and will amortize the fair value over the life of the agreement. In addition, the Company agreed to pay cash of $150,000 due $40,000 upon signing, $45,000 within 45 days and the remainder or $6,500 monthly over the remaining 10 months to a related entity for business consulting services. The Agreement is for period of one year. As of December 31, 2014 the Company paid a total of $148,160 and recorded a prepaid expense of $168,147.

NOTE 7 – OPTIONS AND WARRANTS

The following tables summarize all options grants to employees for the period ended December 31, 2014 and the related changes during this period is presented below with the following assumptions: the stock option were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 353%, risk free interest rate of 1.68%, and expected life of 5 years.

F-9

	Number of Options	Weighted Average Exercise Price
Stock
Balance at May 13, 2014 (Inception)	—	—
Granted	150,000	$.50
Exercised	—	—
Expired	—	—
Balance at December 31, 2014	150,000	$.50

The Company issued three employees each 50,000 stock options exercisable at $.50 per share vesting on July 1, 2015 and are exercisable for 3 years. The stock option were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 353%, risk free interest rate of 1.68%, and expected life of 5 years for a value of $17,454

The following tables summarize all warrant grants to for the period ended December 31, 2014 and the related changes during these periods are presented below.

	Number of Warrants	Weighted Average Exercise Price
Stock
Balance at May 13, 2014 (Inception)	—	—
Granted	1,500,000	$.35
Exercised	—	—
Expired	—	—
Balance at December 31, 2014	1,500,000	$.35

 On August 22, 2014 the Company issued entered into an agreement to issue an unsecured convertible promissory note and security purchase agreement for 1,000,000 shares of common stock for $500,000 and $350,000 ($.35 per share), respectively with a related party. The note bears interest at an annual rate of 10% and is payable on or before 12 months from the date of issuance. The Company issued the holder a total of 1,500,000 warrants exercisable at a cashless conversion price of $.35 for a period of 5 years.

NOTE 8 – RELATED PARTIES

See footnote 4 - convertible notes - related party

On August 22, 2014, the Company issued 500,000 shares of common stock with a fair value of $175,000 for $500 of cash to a related party. The Company recorded the difference between the fair value and the cash received as a prepaid expense and will amortize the fair value over the life of the agreement. In addition, the Company agreed to pay cash of $150,000 over the life of the agreement, or 12 months.

For the period from inception through December 31, 2014, the Company paid rent of $10,500 to the Company’s president.

NOTE 9 – CONCENTRATIONS

For the period May 13, 2014 (Inception) to December 31, 2014 one customer comprised 100% of sales.

NOTE 10 – SUBSEQUENT EVENTS

Through May 8, 2015, the Company sold a total of 107,050 shares of common stock to 43 investors for proceeds of $53,525 ($.50 per share).

On April 9, 2015 the three employees covered under employment agreements with the Company amend their agreements to exchange a total of $480,000 of common stock accruing between July 1, 2015 to July 1, 2017 but not vested to them and accept a total of 960,000 stock options with an exercise price of $.001 per share. The options will vest 210,000 on July 1, 2015, 300,000 on July 1, 2016 and 450,000 on July 1, 2017 and we will recognize the exchange as a modification of the original grant based on the fair value of the instruments exchanged.

On March 4, 2015, the Company entered into an agreement to purchase two trade names for 500,000 shares of common stock. The shares are due upon the assignment of the trade names by the United States Patent and Trademark Office (Ser. No 86210260 and Ser. No. 86210253). As of March 31, 2015, the names have not been transferred and no shares were issued.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through May 8, 2015, the date the financial statements were issued.

F-10

BANG HOLDINGS, CORP.

INDEX TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

BANG HOLDINGS, CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$222,546	$396,668
Prepaid expenses	165,525	189,340

TOTAL CURRENT ASSETS	388,071	586,008

FURNITURE AND EQUIPMENT, Net	16,577	9,372

TOTAL ASSETS	$404,648	$595,380

LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIT)

CURRENT LIABILITIES
Accounts Payable	$10,992	$2,017
Accrued Expenses	181,366	85,916
Convertible Note Payable - related party, Net of discounts of $149,582 and $243,724,
respectively	350,418	256,276

TOTAL CURRENT LIABILITIES	542,776	344,209

COMMITMENTS AND CONTINGENCIES (See note 5)	-	-

STOCKHOLDERS’ EQUITY(DEFICIT)

Preferred stock, $0.0001 par value, 50,000,000 shares authorized, no shares issued and outstanding, respectively	-	-
Common stock, $0.0001 par value, 500,000,000 shares authorized, 21,308,000 and 21,300,000 shares issued and outstanding respectively	2,131	2,130
Additional paid in capital	1,033,255	1,009,863
Accumulated deficit	(1,173,514)	(760,822)
TOTAL STOCKHOLDERS’ EQUITY(DEFICIT)	(138,128)	251,171

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIT)	$404,648	$595,380

See accompanying unaudited condensed notes to consolidated financial statements.

F-11

BANG HOLDINGS, CORP.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(UNAUDITED)

Revenue
Service Revenue, net	$-

OPERATING EXPENSES
Sales and Marketing	13,303
Professional Fees	97,106
General and Administrative	195,812
Total Operating Expenses	306,221

NET LOSS FROM OPERATIONS	(306,221)

OTHER (EXPENSES) / INCOME
Interest Expense	(106,471)
Total other (Expenses) Income	(106,471)

Net loss before provision for income taxes	(412,692)

Provision for Income Taxes	-

NET LOSS	$(412,692)

Net loss per share - basic and diluted	$(0.02)

Weighted average number of shares outstanding during the period - basic and diluted	21,303,333

See accompanying notes to unaudited condensed consolidated financial statements.

F-12

BANG HOLDINGS, CORP

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(UNAUDITED)

	Preferred		Common			Accumulated
	Stock	Par	Shares	Par	APIC	Deficit	Total

Balance December 31, 2014	-	$-	21,300,000	$2,130	$1,009,863	$(760,822)	$251,171

Stock Issued for Cash	-		8,000	1	3,999		4,000

Stock options	-				19,393		19,393

Net Loss	-					(412,692)	(412,692)

Balance March 31, 2015	-	$-	21,308,000	$2,131	$1,033,255	$(1,173,514)	$(138,128)

See accompanying notes to unaudited condensed consolidated financial statements.

F-13

BANG HOLDINGS, CORP.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(412,692)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services
Options issued for services	19,393
Amortization of debt discount	94,142
Depreciation expense	221
Changes in operating assets and liabilities:
Increase in prepaid expenses	23,815
Increase in accounts payable and accrued expenses	104,425
Net Cash Used In Operating Activities	(170,696)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of fixed assets	(7,426)
Net Cash Used In Investing Activities	(7,426)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Private placement of securities	4,000
Net Cash Provided By Financing Activities	4,000

NET DECREASE IN CASH	(174,122)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	396,668

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$222,546

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-
Cash paid for interest expense	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-14

BANG HOLDINGS, CORP. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2015

(UNAUDITED)

NOTE 1 – ORGANIZATION, NATURE OF BUSINESS AND GOING CONCERN

(A) Organization

Bang Holdings Corp, was incorporated in the State of Colorado on May 13, 2014. The Company was organized to develop and sell E-Cigarette products.

Bang Vapor, Inc. was incorporated in the State of Florida on October 27, 2014. The Company was organized to develop and sell E-Cigarette products.

(B)Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim information Regulation S-K. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments consisting of a normal and recurring nature considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2015 may not necessarily be indicative of the results that may be expected for the year ending December 31, 2015.

(C) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bang Holdings, Corp. and its wholly owned subsidiary Bang Vapor, Inc. and are hereafter referred to as (the “Company’). All intercompany accounts have been eliminated in the consolidation.

(D) Going Concern

Since inception on May 13, 2014, the Company has incurred net operating losses and used cash in operations. As of March 31, 2015, the Company has an accumulated deficit of $1,173,514 and used cash in operations of $ 170,696. Losses have principally occurred as a result of the substantial resources required for marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash instruments with a maturity of three months or less to be cash equivalents.

(B) Use of Estimates in Financial Statements

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period covered by these financial statements include the valuation of website costs, valuation of deferred tax asset, stock based compensation and beneficial conversion features on convertible debt.

(C) Fair value measurements and Fair value of Financial Instruments

The Company adopted FASB ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

F-15

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820.

Due to the short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the balance sheet date.

(D) Computer and Equipment and Website Costs

Computer Equipment and Website Costs are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is three to five years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of computer equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Software maintenance costs are charged to expense as incurred. Expenditures for enhanced functionality are capitalized.

The Company has adopted the provisions of ASC 350-50-15, “Accounting for Web Site Development Costs.” Costs inurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be three years.

Depreciation/
Amortization
Asset Category	Period
Furniture and fixtures	5 Years
Computer equipment	3 Years

Computer and equipment and website costs consisted of the following:

	March 31, 2015	December 31, 2014
	(unaudited)
Computer equipment	$6,845	$2,794
Website development	10,125	6,750
Total	16,970	9,544
Accumulated depreciation	(393)	(172)
Balance	$16,577	$9,372

Depreciation expense from three months ended March 31, 2015 was $221.

(E) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC Topic. 605 “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company recognizes revenue when the products are shipped to the customers and collectability is reasonable assured.

(F) Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Loss Per Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the period. The diluted loss per share is calculated by dividing the Company’s net loss by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company has 1,650,000 shares issuable upon the exercise of options and warrants and 1,428,591shares issuable upon conversion of convertible notes payable that were not included in the computation of dilutive loss per share because their inclusion is anti-dilutive for period ended March 31, 2015.

F-16

(H) Stock-Based Compensation

The Company recognizes compensation costs to employees under FASB ASC Topic  718, Compensation – Stock Compensation. Under FASB ASC Topic. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options, restricted share plans, performance based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Equity instruments issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB ASC Topic 505, Equity Based Payments to Non-Employees. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

(I) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(J) Recent Accounting Pronouncements

In April 2015, the FASB issued ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs” this Update as part of its initiative to reduce complexity in accounting standards (the Simplification Initiative). The Board received feedback that having different balance sheet presentation requirements for debt issuance costs and debt discount and premium creates unnecessary complexity. Recognizing debt issuance costs as a deferred charge (that is, an asset) also is different from the guidance in International Financial Reporting Standards (IFRS), which requires that transaction costs be deducted from the carrying value of the financial liability and not recorded as separate assets. Additionally, the requirement to recognize debt issuance costs as deferred charges conflicts with the guidance in FASB Concepts Statement No. 6, Elements of Financial Statements, which states that debt issuance costs are similar to debt discounts and in effect reduce the proceeds of borrowing, thereby increasing the effective interest rate. Concepts Statement 6 further states that debt issuance costs cannot be an asset because they provide no future economic benefit. To simplify presentation of debt issuance costs, the amendments in this update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this Update. For public business entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The adoption of this standard on January 1, 2015 did not have any effect on the financial statements.

 In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for public and nonpublic entities for annual periods endng after December 15, 2016. The Company is currently evaluating the effects of adopting this ASU.

Recent accounting pronouncements issued by FASB (including the Emerging Issues Task Force), the AICPA and the SEC, did not or are not believed by the Company management, to have a material impact on the Company’s present or future financial statements.

NOTE 3 – PREPAID EXPENSES

As of March 31, 2015, the Company has made deposits on inventory of $49,700.

On August 22, 2014, the Company issued 500,000 shares of common stock with a fair value of $175,000 for a one year consulting agreement. As of March 31, 2015 and December 31, 2014, the Company has expensed $43,027 and $63,107, respectively.

NOTE 4 – CONVERTIBLE NOTE PAYABLE – RELATED PARTY

	March 31, 2015	December 31, 2014
	(unaudited)
Loan Amount	$500,000	$500,000
Discount	(149,582)	(243,724)
Balance	$350,418	$256,276

On August 22, 2014 the Company entered into an agreement to issue an unsecured convertible promissory note for $500,000 and security purchase agreement for 1,000,000 shares of common stock for $350,000 ($.35 per share), respectively with a related party. The note bears interest at an annual rate of 10% and is payable on or before 12 months from the date of issuance. The Company issued the holder a total of 1,500,000 warrants exercisable at a cashless conversion price of $.35 for a period of 5 years. The warrants were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 353%, risk free interest rate of 1.68%, and expected life of 5 years for a fair value of $524,960. The Company allocated $190,800 for the fair value of the convertible note payable. In addition, the note may be converted at any time, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.35 per share, subject to adjustment. The Company recorded a debt discount of $190,800 for the fair value of the beneficial conversion feature and $190,000 for the value of the warrants received. As of March 31, 2015 and December 31, 2014 the Company amortized $231,318 and $138,076 and accrued interest of $30,411 and $18,082, respectively.

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NOTE 5 – COMMITMENTS AND CONTINGENCIES

On November 1, 2014, the Company entered into an employment agreement with an employee. The agreement is for a period of three years, provides for an annual base salary totaling $45,000. In addition the Employee is entitled to shares of common equaling $50,000 on July 1, 2015, $50,000 on July 1, 2016 and $75,000 on July 1, 2017, as of March 31, 2015, the Company accrued $42,969 for the value of common stock owed to the employee. In addition the Company issued 50,000 exercisable at $.50 per share vesting on July 1, 2015 and exercisable for 3 years. The stock options were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 353%, risk free interest rate of 1.68%, and expected life of 5 years with a fair value of $17,454. For the period ended March 31, 2015, the Company recorded an expense of $6,464 for the vested portion of stock options (see Note 9).

On November 1, 2014, the Company entered into an employment agreement with an employee. The agreement is for a period of three years, provides for an annual base salary totaling $65,000. In addition the Employee is entitled to shares of common equaling $30,000 on July 1, 2015, $50,000 on July 1, 2016 and $75,000 on July 1, 2017. As of March 31, 2015, the Company accrued $42,969 for the value of common stock owed to the employee. In addition the Company issued 50,000 exercisable at $.50 per share vesting on July 1, 2015 and are exercisable for 3 years. The stock option were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 353%, risk free interest rate of 1.68%, and expected life of 5 years with a fair value of $17,454. For the period ended March 31, 2015, the Company recorded an expense of $6,464 for the vested portion of stock options (see Note 9).

On November 1, 2014, the Company entered into an employment agreement with an employee. The agreement is for a period of three years, provides for an annual base salary totaling $50,000. In addition the Employee is entitled to shares of common equaling $25,000 on July 1, 2015, $50,000 on July 1, 2016 and $75,000 on July 1, 2017. As of March 31, 2015, the Company accrued $39,844for the value of common stock owed to the employee. In addition the Company issued 50,000 exercisable at $.50 per share vesting on July 1, 2015 and are exercisable for 3 years. The stock option were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 353%, risk free interest rate of 1.68%, and expected life of 5 years with a fair value of $17,454. For the period ended March 31, 2015, the Company recorded an expense of $6,464 for the vested portion of stock options (see Note 9).

On August 22, 2014, the Company issued 500,000 shares of common stock with a fair value of $175,000 for $500 of cash to a related party. The Company recorded the difference between the fair value and the cash received as a prepaid expense and will amortize the fair value over the life of the agreement. In addition, the Company agreed to pay cash of $150,000 over the life of the agreement, or 12 months.

On March 4, 2015, the Company entered into an agreement to purchase two trade names for 500,000 shares of common stock. The shares are due upon the assignment of the trade names by the United States Patent and Trademark Office (Ser. No 86210260 and Ser. No. 86210253). As of March 31, 2015, the names have not been transferred and no shares were issued.

NOTE 6 – STOCKHOLDERS EQUITY

The Company is authorized to issue up to 500,000,000 shares of common stock, par value $0.0001, and up to 50,000,000 shares of preferred stock par value $.0001.

During the three months ended March 31, 2015, the Company sold 8,000 shares of common stock for proceeds of $4,000.

NOTE 7 – OPTIONS AND WARRANTS

The following tables summarize all options grants to employees for the period ended March 31, 2015 and the related changes during these periods are presented below:

	Number of Options	Weighted Average Exercise Price
Stock
Balance at December 31, 2014	150,000	$.50
Granted	—	—
Exercised	—	—
Expired	—	—
Balance at March 31, 2015	150,000	$.50

On November 1, 2014, the Company issued three employees each 50,000 stock options exercisable at $.50 per share vesting on July 1, 2015 and are exercisable for 3 years. The stock option were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 353%, risk free interest rate of 1.68%, and expected life of 5 years for a value of $17,454

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The following tables summarize all warrant grants to for the three month period ended March 31, 2015and the related changes during the period are presented below.

	Number of Options	Weighted Average Exercise Price
Stock
Balance at December 31, 2014	1,500,000	$.35
Granted	-	-
Exercised	—	—
Expired	—	—
Balance at March 31, 2015	1,500,000	$.35

On August 22, 2014 the Company entered into an agreement to issue an unsecured convertible promissory note in the amount of $500,000 convertible at a price of $0.35 per share and security purchase agreement for 1,000,000 shares of common stock for $350,000 ($.35 per share), with a related party. The note bears interest at an annual rate of 10% and is payable on or before 12 months from the date of issuance. The Company issued the holder a total of 1,500,000 warrants exercisable at a cashless conversion price of $.35 for a period of 5 years.

NOTE 8 – RELATED PARTIES

See footnote 4 - convertible note related party

On August 22, 2014, the Company issued 500,000 shares of common stock with a fair value of $175,000 for $500 of cash to a related party. The Company recorded the difference between the fair value and the cash received as a prepaid expense and will amortize the fair value over the life of the agreement. In addition, the Company agreed to pay cash of $150,000 over the life of the agreement, or 12 months.

For the three months ended March 31, 2015, the Company paid rent of $5,500 to the Company’s president.

NOTE 9 – SUBSEQUENT EVENTS

On March 4, 2015, the Company entered into an agreement to purchase two trade names for 500,000 shares of common stock. The shares are due upon the assignment of the trade names by the United States Patent and Trademark Office (Ser. No 86210260 and Ser. No. 86210253). As of March 31, 2015, the names have not been transferred and no shares were issued.

In April 2015, we completed a Regulation D and Regulation S Rule 506 offering in which we sold 99,050 shares of common stock to 43 investors, at a price per share of $0.50 per share for an aggregate offering price of $49,525.

On April 9, 2015 the three employees covered under employment agreements with the Company amended their agreements to exchange a total of $480,000 of common stock accruing between July 1, 2015 to July 1, 2017 but not vested to them and accept a total of 960,000 stock options with an exercise price of $.001 per share. The options will vest 210,000 on July 1, 2015, 300,000 on July 1, 2016 and 450,000 on July 1, 2017 and we will recognize the exchange as an modification of the original grant based on the fair value of the instruments exchanged.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through May 8, 2015, the date the financial statements were issued.

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F-20

BANG HOLDINGS, CORP.

 3,357,050 SHARES

OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until May 8, 2015, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is May 8, 2015.

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PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$276.80
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$1,000
Accounting fees and expenses	$3,000
Legal fees and expense	$10,000
Blue Sky fees and expenses	$1,525
Miscellaneous	$1,000
Total	$16,801.80

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Colorado, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Colorado on May 13, 2014. In connection with incorporation, we issued 19,550,000 shares of common stock to our founders.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares.

On August 22, 2014, the Company entered into a Securities Purchase Agreement with Platinum Partners Liquid Opportunity Master Fund LP (“Platinum”) whereby the Company issued 1,000,000 shares of Common Stock to the Company at $0.35 per share for a purchase price of $350,000. In consideration for Platinum agreeing to purchase the 1,000,000 shares, the Company agreed to issue to Platinum share purchase warrants entitling Platinum the right to acquire 1,500,000 shares of the Company’s Common stock, at $0.35 per share. In October 2014, Platinum purchased the 10% Convertible Debenture for the aggregate amount of $500,000. These shares were issued in reliance on the exemption under Section 4(2) of the Act.

On August 22, 2014, the Company entered into Stock Purchase Agreement with Rebecca Brock and Emilia Covanova for the purchase of 125,000 shares each, at a share price of $0.001 per share. These shares were issued in reliance on the exemption under Section 4(2) of the Act.

On August 22, 2014, the Company entered into an Independent Contractor Services Agreement with Balance Labs, Inc. whereby the Company agreed to issue 500,000 shares of the Company’s common stock at a share price of $0.001 per share. These shares were issued in reliance on the exemption under Section 4(2) of the Act.

In April 2015, we completed a Regulation D and Regulation S Rule 506 offering in which we sold 107,050 shares of common stock to 43 investors, at a price per share of $0.50 per share for an aggregate offering price of $53,525. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.3	Bylaws
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.*
10.1	Trademark Agreement, dated April 14, 2015
10.2	Employment Agreement, by and between the Company and Lee Molloy
10.3	Employment Agreement, by and between the Company and Adam Mutchler
23.1	Consent of Liggett, Vogt & Webb, P.A.
23.2	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (filed as Exhibit 5.1)*

* To be filed by amendment.

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Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Miami, Florida, on May 8, 2015.

BANG HOLDINGS, CORP.

By:	/s/Steve Berke
Steve Berke
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Steve Berke	President, Chief Executive Officer,	May 8, 2015
Steve Berke	Chief Financial Officer and Director

/s/Adam Mutchler	Chief Financial Officer, Chief Operating	May 8, 2015
Adam Mutchler	Officer and Director

/s/William Berke	Chief Medical Officer and Director	May 8, 2015
William Berke

/s/Lee Molloy	Chief Marketing Officer	May 8, 2015
Lee Molloy

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